UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 28, 2015, Bioanalytical Systems, Inc. (the "Company"), entered into a lease agreement (the “Lease Agreement”) with Cook Biotech, Inc. (“Tenant”), pursuant to which the Company will lease to Tenant approximately 50,730 square feet of office, manufacturing and warehouse space located at the Company’s headquarters (the “Building”), 2701 Kent Avenue, West Lafayette, Indiana, 47906. The initial term of the Lease Agreement runs for approximately nine years and 11 months, with Tenant options to extend the initial term for two additional five-year terms at market rent, as agreed to by the parties. The Company will deliver possession of the leased space in phases over a three-month period ending May 1, 2015. Once the leased space is fully occupied, base rent under the Lease Agreement will range from $49,967.54 per month during the first year of the initial term to $57,396.99 per month during the final year of the initial term.

The Lease Agreement contains customary events of default and termination provisions. In addition to these customary provisions, Tenant may terminate the lease with applicable notice: (i) if the Company is unable to deliver possession of the leased space in appropriate condition with separately metered utilities by May 31, 2015 and (ii) if an environmental safety assessment to be provided within the first 30 days of the lease term identifies hazardous materials adversely affecting Tenant’s use of the leased space. Tenant may also terminate the lease if Tenant determines, based upon regulatory considerations for its products, that the leased space is not fit for its business use, in which case Tenant must give six months' notice of termination and pays an additional six months’ rent upon termination.

During the term of the Lease Agreement and so long as Tenant is not in default, Tenant has the right to match any third-party offer to purchase the building. The Company is entering into the Lease Agreement to monetize underutilized space at its headquarters, and management does not believe the lease will materially impact the Company’s business nor service capabilities over the foreseeable future.

The foregoing description of the Lease Agreement does not purport to be a complete description of the parties' rights and obligations under the Lease Agreement and is qualified in its entirety by reference to the complete Lease Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Lease Agreement, dated January 28, 2015, by and between Bioanalytical Systems, Inc. and Cook Biotech, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: February 3, 2015	By:	/s/ Jacqueline M. Lemke
Jacqueline M. Lemke
President and CEO

Exhibit Index

Exhibit No.	Description

10.1	Lease Agreement, dated January 28, 2015, by and between Bioanalytical Systems, Inc. and Cook Biotech, Inc.